UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2016

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, the Board of Directors of HNI Corporation (the "Corporation") elected Mary K.W. Jones as a Director of the Corporation and appointed her as a member of the Board’s Public Policy and Corporate Governance Committee. The Board has determined Ms. Jones qualifies as an independent director under the New York Stock Exchange independence standards and the Corporation’s categorical independence standards.

Ms. Jones, 47, currently serves as the Senior Vice President and General Counsel of Deere & Company. A copy of the press release announcing Ms. Jones’s election is attached as Exhibit 99.1.

For her service on the Board, Ms. Jones will receive the same compensation as other non-management members of the Board as outlined in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2015.

There is no arrangement or understanding between Ms. Jones and any other person pursuant to which she was selected as a director, and there are no family relationships between Ms. Jones and any director or executive officer of the Corporation or any related party transactions involving Ms. Jones.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board amended Section 3.03(a) of the Corporation’s Amended and Restated Bylaws (the “Bylaws”), effective February 17, 2015, increasing the number of Directors serving on the Board from ten (10) to eleven (11). The full text of the Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.        Description

3.1 99.1	Amended and Restated By-laws of the Corporation, as amended. Press Release dated February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	February 18, 2016	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.        Description

3.1 99.1	Amended and Restated By-laws of the Corporation, as amended. Press Release dated February 17, 2016